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                                                                     Exhibit 5.1

                                                   April 22, 1999

Genesis Microchip Incorporated
200 Town Centre Boulevard
Markham, Ontario L3R 8G5

Ladies and Gentlemen:

     We have acted as Nova Scotia counsel to Genesis Microchip Incorporated, a body corporate under the laws of the Province of Nova Scotia ("Genesis"), in connection with the preparation of the Registration Statement on Form S-4 (the "Registration Statement"), filed by Genesis with the Securities and Exchange Commission pursuant to The Securities Act of 1993, as amended, for the registration of 4,500,000 common shares without nominal or par value in the capital stock of Genesis (the "Shares"), in connection with the merger of Rainbow Acquisition Corporation, a Delaware corporation, with and into Paradise Electronics Inc., a Delaware corporation, pursuant to the Agreement and Plan of Merger, dated as of January 22, 1999 (the "Merger Agreement").

     We have reviewed such agreements, records, certificates and other documents and made such reviews, examinations and inquiries and considered such matters of law as are, in our opinion, necessary or appropriate for the purposes of rendering this opinion. In giving this opinion, we have assumed the genuineness of all signatures (whether on originals or copies of documents), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as notarial, certified, conformed, photostatic or faxed copies thereof and the authenticity of the originals of such documents.

     On the basis of the foregoing and assuming the due execution and delivery of certificates representing the Shares, we are of the opinion that the Shares have been duly authorized and, when issued and delivered against payment of the agreed consideration thereof in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

     We are qualified to practice law in the Province of Nova Scotia and we do not express any opinion with respect to the laws of any jurisdiction other than Nova Scotia and the federal laws of Canada applicable in the Province of Nova Scotia.

     We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

                                        /s/ STEWART MCKELVEY STIRLING SCALES
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                                            Stewart Mckelvey Stirling Scales